Unlimited Sky Holdings, Inc

Employment Agreement

This Employment Agreement is entered into as of the date of the last signature affixed hereto, by and between Unlimited Sky Holdings, Inc., a Virginia Corporation (hereafter referred to as "Unlimited Sky Holdings" or the Company), and **Tokie D. Kinser** (hereafter referred to as "Employee").

In consideration of the mutual promises and covenants set forth herein, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Company and Employee hereby agree to the following:

1. Position of Employment: The Company will employ the Employee in the position **of President/CEO** of Unlimited Sky Holdings, Inc. and, in that position, Employee will report to the Board of Directors of Unlimited Sky Holdings, Inc. The Company retains the right to change Employee's title, duties, and reporting relationships as may be determined to be in the best interest of the Company; provided, however, that any such change in the Employee's duties shall be consistent with the Employee's training, experience and qualifications.

   The terms and conditions of the Employee's employment shall, to the extent not addressed or described in this Employment Agreement, be governed by Unlimited Sky Holdings, Inc. Policies and Procedures Manual and existing practices. In the event of a conflict between this Employment Agreement and the Policies and Procedures Manual or existing practices, the terms of this Agreement shall govern.

2. Term of Employment: Employee's employment with Unlimited Sky Holdings, Inc. shall begin on the date of a successful capital raise of at least $500,000 and shall continue on an "at will" basis, unless:

   a. Employee's employment is terminated by either party in accordance with the terms of Section 5 of this Employment Agreement; or

   b. Such term of employment is extended or shortened by a subsequent agreement duly executed by each of the parties to this Employment Agreement, in which case such employment shall be subject to the terms and conditions contained in the subsequent written agreement.

3. Compensation and Benefits:
   a. Base Salary: Employee shall be paid a base salary of $961 weekly, which is $50,000__annually ("Base Salary"), subject to applicable federal, state and local withholding, such Base Salary to be paid to Employee in the same manner and on the same payroll schedule in which all Unlimited Sky Holdings, Inc. employees receive payment. Any increases in Employee's Base Salary for years beyond the first year of Employee's employment shall be the sole discretion of Unlimited Sky Holdings, Inc. management, and nothing herein shall be deemed to require any such increase.
   b. Incentive and Deferred Compensation: Employee shall be eligible to participate in all incentive and deferred compensation programs available to other executives or offices or Unlimited Sky Holdings, Inc., such participation shall be in the same form, under the same terms, and to the same extent that such programs are made available to other such executives or officers. Nothing in this Employment Agreement shall be deemed to require the payment of bonuses, awards or Incentive compensation to Employee if such payment would not otherwise be required under the terms of Unlimited Sky Holdings, Inc. incentive compensation programs.

   c. Employee Benefits: Employee shall be eligible to participate in all employee benefit plans, policies, programs, or perquisites in which other Unlimited Sky Holdings, Inc. executives or officers participate including the Unlimited Sky Holdings, Inc. Stock Option program. The terms and conditions of Employee's participation in Unlimited Sky Holdings benefit plans, policies, programs, or perquisites shall be governed by the terms of each such plan, policy or program.

4. Duties and Performance: The Employee acknowledges and agrees that he is being offered a position of employment by Unlimited Sky Holdings, Inc. with the understanding that the Employee possesses a unique set of skills, abilities, and experiences which will benefit the Company, and he agrees that his continued employment with the company is contingent upon his successful performance of his duties in his position as noted above, or in such other position to which he may be assigned.

   a. General Duties:

      1. Employee shall render to the very best of Employee's ability, on behalf of the Company, services to and on behalf of the Company, and shall undertake diligently all duties assigned to him by the Company.

      2. Employee shall devote his full time, energy and skill to the performance of the services in which the Company is engaged, at such time and place as the Company may direct. Employee shall not undertake, either as an owner, director, shareholder, employee or otherwise, the performance of services for compensation (actual or expected) for any other entity without the express written consent of the President or Board of Directors.

3. Employee shall faithfully and industriously assume and perform with skill, care, diligence, and attention to all responsibilities and duties connected with his employment on behalf of the Company.

4. Employee shall have no authority to enter into any contracts binding upon the Company, or to deliberately create any obligations on the part of the Company, except as may be specifically authorized by the President or Board of Directors of Unlimited Sky Holdings, Inc.

5. This position shall report to the Board of Directors.

b. Specific Duties: See attached Schedule A

6. Termination of Employment: Employee's employment with the Company may be terminated, in accordance with any of the following provisions:

a. Termination by Employee: The Employee may terminate his employment at any time during the course of this agreement by giving four (4) weeks notice in writing to the President of Unlimited Sky Holdings. During the notice period, Employee must fulfill all his duties and responsibilities set forth above and use his best efforts to train and support his replacement, if any. Failure to comply with this requirement may result in Termination for Cause described below, but otherwise Employee's salary and benefits will remain unchanged during the notification period.

b. Termination by the Company Without Cause: Unlimited Sky Holdings, Inc. may terminate Employee's employment at any time during the course of this agreement by giving written notice to the Employee. Unlimited Sky Holdings, Inc., may, in its sole discretion, give Employee severance pay as the Company President or Board of Directors see fit.

c. Termination by the Company for Cause: The Company may, at any time and without notice, terminate the Employee for "cause". Termination by the Company of the Employee for "cause" shall include but not be limited to termination based on any of the following grounds: (a) failure to perform the duties of the Employee's position in a satisfactory manner; (b) fraud, misappropriation, embezzlement or acts of similar dishonesty; (c) conviction of a felony involving moral turpitude; (d) illegal use of drugs or excessive use of alcohol in the workplace; (e) intentional and willful misconduct that may subject the Company to criminal or civil liability; (f) breach of Employee's duty of loyalty, including the diversion or usurpation of corporate opportunities properly belonging to the Company; (g) willful disregard of Company policies and procedures; (h) breach of any of the material terms of this Agreement; and (i) insubordination or deliberate refusal to follow the instructions of the President or Board of Directors. All stock

options or bonuses will be waived in the event of termination for cause.

6. Confidentiality: Employee agrees that at all times during Employee's employment and following the conclusion of Employee's employment, whether voluntary or involuntary, Employee will hold in strictest confidence and not disclose Confidential Information (as defined below) to anyone who is not also an employee of the Company or to any employee of the Company who does not also have access to such Confidential Information, without express written authorization of the President of the Company. "Confidential Information" shall mean any trade secrets or Company proprietary information, including but not limited to manufacturing techniques, processes, formulas, customer lists, inventions, experimental developments, research projects, operating methods, cost, pricing, financial data, business plans and proposals, data and information the Company receives in confidence from any other party, or any other secret or confidential matters of the Company. Additionally, Employee will not use any Confidential Information for Employee's own benefit or to the detriment of the Company during Employee's employment or thereafter. Employee also certifies that employment with the Company does not and will not breach any agreement or duty that Employee has to anyone concerning confidential information belonging to others.

7. Noncompetition: To the fullest extent permitted by applicable law, the terms of the Noncompetition Agreement executed by the Employee are incorporated by reference into this Employment Agreement and are made a part hereto as if they appeared in this Employment Agreement itself.

8. Expenses: The Company shall pay or reimburse Employee for any expenses reasonably incurred by him in furtherance of his duties hereunder, including expenses for entertainment, travel, meals and hotel accommodations, upon submission by him of vouchers or receipts maintained and provided to the Company in compliance with such rules and policies relating thereto as the Company may from time to time adopt.

9. General Provisions:

    a. Notices: All notices and other communications required or permitted by this Agreement to be delivered by Unlimited Sky Holdings, Inc. or Employee to the other party shall be delivered in writing to the address shown below, either personally, by facsimile transmission or by registered, certified or express mail, return receipt requested, postage prepaid, to the address for such party specified below or to such other address as the party may from time to time advise the other party, and shall be deemed given and received as of actual personal delivery, on the first business day after the date of delivery shown on any such facsimile transmission or upon the date or actual receipt shown on any return receipt if registered, certified or express mail is used, as the case may be.

    Employer:

Unlimited Sky Holdings, Inc.
140 East Main Street
Radford, VA 24141
[Attention: Board of Directors and CFO]

Employee:
Tokie D. Kinser
201 River Point Lane
Radford, Virginia 24141

b. Amendments and Termination; Entire Agreement. This Agreement may not be amended or terminated except by a writing executed by all of the parties hereto. This Agreement constitutes the entire agreement of Unlimited Sky Holdings, Inc. and Employee relating to the subject matter hereof and supersedes all prior oral and written understandings and agreements relating to such subject matter.

c. Successors and Assigns: The rights and obligations of the parties hereunder are not assignable to another person without prior written consent; provided, however, that Unlimited Sky Holdings, Inc., without obtaining Employee's consent, may assign its rights and obligations hereunder to a wholly-owned subsidiary and provided further that any post-employment restrictions shall be assignable by Unlimited Sky Holdings to any entity which purchases all or substantially all of the Company's assets.

d. Severability; Provisions Subject to Applicable Law: All provisions of this Agreement shall be applicable only to the extent that they do not violate any applicable law, and are intended to be limited to the extent necessary so that they will not render this Agreement invalid, illegal or unenforceable under any applicable law. If any provision of this Agreement or any application thereof shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of other provisions of this Agreement or of any other application of such provision shall in no way be affected thereby.

e. Waiver of Rights: No waiver by Unlimited Sky Holdings, Inc. or Employee of a right or remedy hereunder shall be deemed to be a waiver of any other right or remedy or of any subsequent right or remedy of the same kind.

f. Definitions; Headings; and Number: A term defined in any part of this Employment Agreement shall have the defined meaning wherever such term is used herein. The headings contained in this Agreement are for reference purposes only and shall not affect in any manner the meaning or interpretation

of this Employment Agreement. Where appropriate to the context of this Agreement, use of the singular shall be deemed also to refer to the plural, and use of the plural to the singular.

g. Counterparts: This Agreement may be executed in separate counterparts, each of which shall be deemed an original but both of which taken together shall constitute but one and the same instrument.

h. Governing Laws and Forum: This Agreement shall be governed by, construed, and enforced in accordance with the laws of the Commonwealth of Virginia. The parties hereto further agree that any action brought to enforce any right or obligation under this Agreement shall be subject to the exclusive jurisdiction of the courts of the Commonwealth of Virginia.

IN WITNESS WHEREOF, Unlimited Sky Holdings, Inc. and Employee have executed and delivered this Agreement as of the date written below.

Tokie D. Kinser

Tokie D. Kinser

Unlimited Sky Holdings, Inc.

By: Robert Chalnick

Name: Robert Chalnick

Title: CFO

Schedule A

CEO Job Description

A CEO or a chief executive officer is the operating head of an organization. The position is in charge and accountable for all the operations of the organization and thus holds a very important position. They are the representative and decision maker of an organization and at the highest executive position in any organization. This is a position which is associated with power, prestige, responsibilities and financial income.

Duties and Responsibilities

- A CEO is responsible for making strategic plans and setting business objectives
- The position evaluates the profitability of the various plans formulated by different departments and discusses them with the board of directors
- The position decides and implements the financial investment plans for the organization
- The position has to analyze and distribute budgets to different projects
- The position should ensure that the financial strategies are firm's cost effective and the revenues are maintained
- Besides focusing on generating revenues, the position also has to decide on expansions through mergers and acquisitions

Skills and Specifications

- A CEO needs to have exceptional leadership skills as the position has to motivate the entire organization and lead by setting an example himself
- The person in this position should have presence of mind and have quick decision-making abilities
- The person in this position should have excellent communication and networking skills and interact with other people from the corporate world
- The person in this position should have a natural instinct for business and management
- The person in this position should promote a positive atmosphere and keep track of all the different departments of the organization
- The person in this position needs to be of the highest integrity and should be honest in their dealings without misusing their power

Amendment To

Unlimited Sky Holdings, Inc

Board Agreement

This Amendment to a previously executed Board of Director Agreement, executed on 06/14/13 and attached hereto for reference (the "Initial Agreement"), is entered into as of the date of the last signature affixed hereto, by and between Unlimited Sky Holdings, Inc., a Virginia Corporation (hereafter referred to as "Unlimited Sky Holdings" or the Company), and **Tokie D Kinser** (hereafter referred to as "Director").

In consideration of the mutual promises and covenants set forth herein, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Company and Director hereby agree to the following:

1. The Compensation described in Paragraph [2] of the Initial Agreement shall not commence until the Company accrues at least five hundred thousand dollars ($500,000) in investment capital from its initial public offering.

IN WITNESS WHEREOF, Unlimited Sky Holdings, Inc. and Director have executed and delivered this Agreement as of the date written below.

Tokie D. Kinser
Director

Unlimited Sky Holdings, Inc.
By: Tokie D. Kinser 6/14/13

Name: Tokie D Kinser

Title: President